                             JOINT VENTURE AGREEMENT

                                     between

                             POLARIS INDUSTRIES INC.

                                       and

                   TRANSAMERICA COMMERCIAL FINANCE CORPORATION


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                          Dated as of February 7, 1996

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

                                TABLE OF CONTENTS

   SECTION                                                                  PAGE
   -------                                                                  ----
                                    ARTICLE I
                          FORMATION OF THE PARTNERSHIP......................   1
     1.1  PURPOSE...........................................................   1
     1.2  NAME..............................................................   2
     1.3  LOCATION..........................................................   2
     1.4  TERM..............................................................   2
     1.5  INITIAL CAPITAL CONTRIBUTION......................................   3
     1.6  AGREEMENTS........................................................   3
     1.7  QUALIFICATION TO DO BUSINESS......................................   4
     1.8  INSURANCE.........................................................   4
     1.9  CONTRIBUTION OF FINANCING BUSINESS................................   5
     1.10 REFERRAL OF FINANCING BUSINESS....................................   5

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES.....................   6
     (a)  DUE ORGANIZATION; AUTHORITY.......................................   6
     (b)  DUE AUTHORIZATION: ENFORCEABILITY.................................   6
     (c)  NO VIOLATION......................................................   6
     (d)  BROKERS OR FINDERS................................................   7
     (e)  SUFFICIENT RESOURCES..............................................   7
     (f)  LIENS.............................................................   7

                                   ARTICLE III
                      CONDITIONS PRECEDENT TO EFFECTIVENESS.................   7
     3.1  BUSINESS PLAN.....................................................   7
     3.2  REPRESENTATIONS AND WARRANTIES....................................   8
     3.3  DOCUMENTS.........................................................   8
     3.4  PERFORMANCE OF COVENANTS..........................................   8
     3.5  INJUNCTIONS.......................................................   8
     3.6  CLOSING...........................................................   8

                                   ARTICLE IV
                                 CONFIDENTIALITY............................   9

                                    ARTICLE V
                                 INDEMNIFICATION............................  11

                                   ARTICLE VI
                               DISPUTE RESOLUTION...........................  11


                                   ARTICLE VII
                                     GENERAL................................  13
     7.1  ADDITIONAL DOCUMENTS AND ACTS; FURTHER ASSURANCES.................  13
     7.2  NOTICES...........................................................  13
     7.3  GOVERNING LAWS; JURISDICTION......................................  14
     7.4  WAIVER OF JURY TRIAL..............................................  15
     7.5  ENTIRE AGREEMENT..................................................  15
     7.6  WAIVER............................................................  15
     7.7  SEVERABILITY......................................................  16
     7.8  EXPENSES INCURRED IN THE FORMATION OF THE PARTNERSHIP.............  16
     7.9  BINDING AGREEMENT, ASSIGNMENTS....................................  16
     7.10 NO THIRD-PARTY BENEFICIARIES......................................  17
     7.11 DISCLAIMER OF AGENCY..............................................  17
     7.12 COUNTERPARTS......................................................  17
     7.13 HEADINGS..........................................................  17
     7.14 AMENDMENTS........................................................  17
     7.15 PUBLICITY.........................................................  17
     7.16 OTHER BUSINESS....................................................  18
     7.17 EXCLUSIVITY.......................................................  18
     7.18 TECHNOLOGY........................................................  19
     7.19 TRADENAMES........................................................  21

                             JOINT VENTURE AGREEMENT

     This Joint Venture Agreement (this "AGREEMENT") is entered into as of this 7th day of February, 1996, between Polaris Industries Inc., a Minnesota corporation ("POLARIS"), and Transamerica Commercial Finance Corporation, a Delaware corporation ("TCFC") (collectively, Polaris and TCFC, the "PARTIES" and individually, a "PARTY").


                                    RECITALS

     Polaris and TCFC desire to organize a general partnership under the laws of the State of Illinois for the ownership and operation of a commercial finance business and related finance businesses within the United States and other countries supporting the business of Polaris and its affiliates from time to time and such other businesses as the Parties subsequently may agree.

     Now, therefore, in consideration of the premises, recitals and mutual covenants, undertakings and obligations hereinafter set forth or referred to herein, the Parties mutually covenant and agree as follows:


                                    ARTICLE I

                          FORMATION OF THE PARTNERSHIP

     1.1 PURPOSE. Polaris shall cause its direct subsidiary, Polaris Acceptance Inc. ("PAI"), a Minnesota corporation, and TCFC shall cause its direct subsidiary, Transamerica Joint Ventures, Inc. ("TJV"), a Delaware corporation (collectively, PAI and TJV, the "PARTNERS"), pursuant to that certain Partnership Agreement, to be dated as of February 7, 1996 (the "PARTNERSHIP AGREEMENT"), to form an Illinois general partnership (the "PARTNERSHIP" or "POLARIS ACCEPTANCE") for the ownership and operation of a commercial finance business and related finance businesses within the United States supporting (i) domestic sales of products (but exclusive of (i) parts, garments and accessories and (ii) Polaris oil and lubricant products) manufactured or distributed from time to time by Polaris Industries Partners L.P., a subsidiary of Polaris ("POLARIS INDUSTRIES"), and its affiliates from time to time, to domestic dealers and distributors (each a "POLARIS PRODUCT"), except that, to the extent that the Management Committee (as defined in the Partnership Agreement) makes a determination with respect to a Polaris Product that the Partnership should not provide inventory financing for such Polaris Product (provided that such determination is made only with respect to a Polaris Product which is not manufactured or distributed by Polaris Industries or any of its affiliates as of the date of this Agreement and which Polaris Product is materially distinguishable from the Polaris Products manufactured and distributed by Polaris Industries and its affiliates as of the date of this Agreement), then such Polaris Product shall be excluded from the financing activities of the Partnership (such excluded products, if any, the "EXCLUDED PRODUCTS"), (ii) such other businesses in such geographic areas as the Parties subsequently may agree, and (iii) if requested by PAI, the business of providing financing for purchases at retail of products manufactured or distributed by Polaris Industries and its affiliates, from time to time.

     1.2  NAME.  The Name of the Partnership shall be Polaris Acceptance.

     1.3 LOCATION. The principal place of business of the Partnership shall be in Rolling Meadows, Illinois, with an operations office in Minneapolis, Minnesota, or, in either case, in such other place or places as the Management Committee (as defined in the Partnership Agreement) may from time to time direct.

     1.4 TERM. Subject to the Closing (hereinafter defined) having occurred, the Partnership shall begin on March 1, 1996 and, unless sooner dissolved or terminated under the provisions of the Partnership Agreement, shall continue until February 28, 2001, and thereafter shall be extended automatically for additional one-year terms unless at least one year prior to the expiration of the initial or additional term (as applicable) either Partner gives notice to the other Partner of its intention not to extend the term, in which event the Partnership shall dissolve in accordance with the terms of the Partnership Agreement upon expiration of the then current term.

     1.5 INITIAL CAPITAL CONTRIBUTION. Pursuant to the terms of the Partnership Agreement, on March 1, 1996 and concurrently with the effectiveness of the formation of the Partnership, PAI and TJV shall contribute as the initial capital of the Partnership the following amounts in cash: (i) in the case of PAI, 3.75% of the aggregate accounts receivable contributed to the Partnership by TCFC upon formation of the Partnership as contemplated by SECTION 1.9 hereof, and (ii) in the case of TJV, 11.25% of the aggregate accounts receivable contributed to the Partnership by TCFC upon formation of the Partnership as contemplated by SECTION 1.9 hereof.

     1.6 AGREEMENTS. Prior to or concurrently with the Closing, the Parties shall or shall cause their respective subsidiaries, PAI and TJV (where appropriate), to execute and deliver the Partnership Agreement between PAI and TJV, the Credit and Security Agreement between Polaris Acceptance and TCFC dated as of February 7, 1996 (the "CREDIT AND SECURITY AGREEMENT"), the TCFC Services Agreement between Polaris Acceptance and TCFC dated as of February 7, 1996 (the "TCFC SERVICES AGREEMENT"), the Polaris Services Agreement between Polaris Acceptance and PAI dated as of February 7, 1996 (the "POLARIS SERVICES AGREEMENT") (collectively, the TCFC Services Agreement and the Polaris Services Agreement, the "SERVICES AGREEMENTS"), the Manufacturer's/Distributors Financing Agreement between Polaris Industries and Polaris Acceptance dated February 7, 1996, the Guarantee from Polaris given on behalf of PAI dated February 7, 1996 (the "POLARIS GUARANTEE"), the Guarantee from TCFC given on behalf of TJV dated February 7, 1996 (the "TCFC GUARANTEE"), the Contribution Agreement among TCFC and Polaris Acceptance dated as of February 7, 1996 (the "CONTRIBUTION AGREEMENT"), the Program Letter between Polaris and Polaris Acceptance dated February 7, 1996 (the "PROGRAM LETTER"), and the License Agreement among Polaris, TCFC and Polaris Acceptance, dated as of February 7, 1996 (the "LICENSE AGREEMENT") (collectively, with this Agreement, all such documents, the "DEFINITIVE AGREEMENTS"), in the forms of EXHIBITS A through J hereto, respectively. Notwithstanding the foregoing, all Definitive Agreements other than this Agreement to which TCFC, Polaris or the Partnership is a party shall not be deemed to be effective until the later of (i) the date on which the Closing occurs and (ii) March 1, 1996.

     1.7 QUALIFICATION TO DO BUSINESS. TCFC shall cause the Partnership, PAI and TJV to become qualified to do business in all fifty states. Each of Polaris and TCFC shall maintain the qualifications to do business in all fifty states of its respective subsidiary that is a Partner. TCFC shall also cause the Partnership, PAI and TJV to make such assumed name and fictitious name filings as are necessary for the conduct of the business of the Partnership as contemplated by this Agreement and the Partnership Agreement. In connection with all filings for, or on behalf of, the Partnership or PAI for which TCFC has responsibility, Polaris shall, and shall cause PAI to, cooperate with TCFC in causing such filings to be made in a timely manner. All fees and expenses of the initial qualification to do business and assumed name and fictitious name filings incurred by TCFC shall be charged to the Partnership. All fees and expenses of subsequent filings to maintain such qualifications and any related filings shall be borne by the Partner responsible for such filings.

     1.8 INSURANCE. (a) Polaris and TCFC each shall provide at their own expense directors and officers liability insurance for the managers serving on the Management Committee (as defined in the Partnership Agreement) appointed by its respective subsidiary which is a Partner in a policy amount of not less than $10,000,000.

     (b) TCFC shall arrange for repossession insurance and related inventory insurance appropriate for the business of the Partnership and shall arrange for the extension of TCFC's existing single interest insurance coverage to the joint venture's business. The costs for the repossession insurance, related inventory insurance and the extension of TCFC's single interest insurance to the joint venture's business shall be charged to Polaris Acceptance.

     (c) TCFC shall arrange for the extension of its existing national bonding coverage to dealers serviced by Polaris Acceptance.

     1.9 CONTRIBUTION OF FINANCING BUSINESS. Subject to the Closing having occurred, on March 1, 1996, concurrently with the effectiveness of the formation of the Partnership and the making of the initial capital contributions by the Partners to the Partnership, TCFC shall cause its then-existing portfolio of commercial finance business supporting the business of Polaris Industries to be contributed to Polaris Acceptance pursuant to the Contribution Agreement. Such contribution shall be encumbered by a liability of equal value of the Partnership to make an equalization payment to TCFC for such contribution, in accordance with the terms of the Contribution Agreement, in order to maintain the Partners' respective initial capital contributions at levels proportional to the Partners' respective initial partnership interests in the Partnership.

     1.10 REFERRAL OF FINANCING BUSINESS. During the term of the Partnership, Polaris shall use all reasonable efforts, and shall cause Polaris Industries and its affiliates to use all reasonable efforts, to recommend to all domestic dealers and distributors of Polaris Products that all of the inventory finance business associated with such Polaris Products (other than Excluded Products), including, without limitation, all the floor-plan financing of all such Polaris Products (other than Excluded Products) for all such dealers and distributors, be provided by Polaris Acceptance during the term of the Partnership. Without limiting the generality of the foregoing, during the term of the Partnership Polaris shall not, and Polaris shall not permit Polaris Industries or any of its affiliates to, recommend to any domestic dealer or distributor of Polaris Products (other than Excluded Products) that such dealer or distributor obtain inventory financing for such Polaris Products from any source other than Polaris Acceptance during the term of the Partnership.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Each Party represents and warrants to the other Party with respect to itself and its respective subsidiary that is a Partner that:

     (a) DUE ORGANIZATION; AUTHORITY. It is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation and has the power, authority and legal right to enter into and perform its obligations under the Definitive Agreements to which it is a party.

     (b) DUE AUTHORIZATION: ENFORCEABILITY. Each of the Definitive Agreements to which it is a party has been duly authorized, executed and delivered by it and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

     (c) NO VIOLATION. The execution and delivery by it of the Definitive Agreements to which it is a party do not, and the performance by it of its obligations thereunder will not (i) violate or conflict with any provision of its charter or by-laws or other constituent documents, any law, governmental rule or regulation, judgment or order applicable to it, or any provision of any indenture, mortgage, contract or other instrument to which it is a party or by which it or its property is bound, (ii) constitute a default under any agreement to which it is a party or by which it or its property is bound, or (iii) require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal or state governmental authority or agency (including any local governmental authority or agency), except such as have been duly obtained, given or accomplished and are in full force and effect.

     (d) BROKERS OR FINDERS. Neither it nor any of its officer's, agents, representatives, employees or shareholders has employed any brokers, finders or other intermediaries, or incurred any liability for any broker's fees, finder's fees, commissions or other amounts, with respect to the Partnership or the transactions contemplated by the Definitive Agreements.

     (e) SUFFICIENT RESOURCES. It has sufficient resources to perform or to cause its affiliates to perform their respective financial and other obligations as contemplated by the Definitive Agreements.

     (f) LIENS. The performance of any transactions contemplated by this Agreement or the other Definitive Agreements will not give rise to any liens on the property of the Partnership or either Partner, except as expressly contemplated by the Credit and Security Agreement.


                                   ARTICLE III

                      CONDITIONS PRECEDENT TO EFFECTIVENESS

     As conditions precedent to the effectiveness of each of the Definitive Agreements (other than this Agreement) and the obligations of each of Polaris and TCFC, respectively, to consummate the transactions contemplated by the Definitive Agreements, each of the following terms shall have been satisfied or duly waived by such Party (the satisfaction or waiver of all such conditions on or prior to March 1, 1996 (or such later date (if any) as may be mutually agreed by the Parties), and the acknowledgement by the Parties of such satisfaction and/or waiver, as applicable, the "CLOSING"):

     3.1 BUSINESS PLAN. The Parties shall have agreed to a Business Plan for the Partnership (the "BUSINESS PLAN"). The Business Plan shall be prepared in conformance with TCFC's policies and shall describe the marketing and operational goals of the Partnership (including the targeted return on equity goals for the Partnership and the formula to be used for determining interest rates to be charged to Polaris Industries and its dealers and distributors in connection with the operations of the Partnership) and shall include a PRO FORMA budget covering a five-year period and the assumptions upon which such PRO FORMA budget is based.

     3.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at the time of Closing as if such representations and warranties had been made as of the time of Closing.

     3.3 DOCUMENTS. This Agreement and the other Definitive Agreements shall have been duly executed by the parties thereto, and all ancillary documents shall be acceptable to Polaris and TCFC in both form and substance (including, without limitation, the provisions set forth therein as to the rates for advances to be charged by the Partnership to Polaris Industries and the dealers and distributors of Polaris Industries).

     3.4 PERFORMANCE OF COVENANTS. All covenants required to be performed by the Parties prior to or at Closing (including, without limitation, the covenants set forth in SECTION 1.6 hereof) shall have been performed by the Parties.

     3.5 INJUNCTIONS. There shall be no order, decree or judgment of any kind in existence enjoining or restraining the Parties or any of their affiliates or any officers, directors or employees thereof from taking any action of any kind, or requiring the Parties or any of their affiliates or any officers, directors or employees thereof to take any action of any kind with respect to the Partnership.

     3.6 CLOSING. The Closing shall be deemed to have occurred upon the satisfaction or waiver of all of the conditions precedent set forth in this
ARTICLE III and the written acknowledgement by the Parties that such conditions have been satisfied or waived and that the Closing has occurred, provided that the Closing shall not occur unless such conditions precedent shall have been satisfied or waived and provided further that either Party shall have the right to terminate this Agreement if the Closing shall not have occurred on or prior to March 1, 1996 (or such later date, if any, as may be mutually agreed by the Parties). Notwithstanding the foregoing, in accordance with the terms of the Partnership Agreement, the Partnership shall not be deemed to have been formed or to be operational until March 1, 1996 (provided that the Closing has occurred), and all Definitive Agreements other than this Agreement to which TCFC, Polaris or the Partnership is party shall not be deemed to be effective until March 1, 1996 (provided that the Closing has occurred). In the event that the Closing does not occur by such date (or such later date as may be mutually agreed by the parties), either Party may, by written notice to the other Party, terminate this Agreement and have no further obligations to the other Party. Notwithstanding the preceding sentence, the provisions of ARTICLE IV, ARTICLE V,
ARTICLE VI, SECTION 7.4, SECTION 7.8, SECTION 7.15 and SECTION 7.18 regarding confidentiality, indemnification, dispute resolution, waiver of jury trial, expenses, publicity and Technology shall survive any termination of this Agreement.


                                   ARTICLE IV

                                 CONFIDENTIALITY

     During the term of the Partnership, each Party shall, and shall cause its officers, directors, employees, representatives, agents and affiliates to keep any nonpublic information which the other Party or any of its affiliates treats or designates as confidential (including, without limitation, the Technology), any nonpublic information concerning the formation and operation of the Partnership or the particulars thereof, and any other nonpublic information set forth in the Definitive Agreements or in other documents concerning the Partnership or relating to the performance by the Parties or any of their affiliates of any of the Definitive Agreements, strictly confidential and not disclose any such information to any person (except for such Party's financial and legal advisors, lenders and accountants responsible for or actively engaged in the review, performance or development of the business of the Partnership, provided that such party agrees in writing to be bound by the terms of this ARTICLE IV as if such terms were directly applicable to it), or use any such information in the business of such Party or any affiliate of such Party. In addition, for five years following termination of this Agreement, Polaris shall, and shall cause its officers, directors, employees, representatives, agents and affiliates to keep all information concerning the System Technology (as defined in SECTION 7.18 hereof) strictly confidential and not disclose any such information to any person or use any such information in the business of Polaris or any affiliate of Polaris. Notwithstanding the foregoing, a Party shall be under no obligation to keep confidential (i) information which is known to the receiving Party prior to receipt thereof from the disclosing Party, (ii) information which is or becomes generally available to the public other than as a result of a disclosure in violation of the terms of this ARTICLE IV, (iii) information disclosed to a Party by a third party having the right to disclose such information to such Party, or (iv) information which a Party is legally compelled to disclose, provided that each Party agrees to use all reasonable efforts to notify the other Party of any legal requirement to disclose sufficiently in advance of the disclosure to permit the other Party to challenge the legal requirement. In addition, notwithstanding the foregoing, each Party may disclose otherwise confidential information to its accountants and legal advisors to the extent deemed necessary by such Party, provided that each party to whom such confidential information is disclosed shall first agree in writing to be bound by the terms of this ARTICLE IV as if such terms were directly applicable to it. Each Party recognizes and acknowledges that the injury to the Partnership and the other Party which would result from a breach of the provisions of this ARTICLE IV could not adequately be compensated by money damages. The Parties expressly agree and contemplate, therefore, that in the event of the breach or default by either Party of any provision of this ARTICLE IV, the Partnership or the other Party may, in addition to any remedies which it might otherwise be entitled to pursue, obtain such appropriate injunctive relief in support of any such provision of this Agreement.


                                    ARTICLE V

                                 INDEMNIFICATION

     Each Party shall indemnify, defend and hold harmless the other Party (and its affiliates and the past, present and future officers, directors, shareholders, partners, employees, lawyers, representatives and agents of such Party and such affiliates) (collectively, the "INDEMNIFIED PARTIES") against all losses, costs, damages and expenses (including reasonable attorney's fees and expenses) incurred by the Indemnified Parties as a result of such Party's breach of any of its representations, warranties or obligations hereunder.

                                   ARTICLE VI

                               DISPUTE RESOLUTION

     (a) If a dispute shall arise between the Parties as to the interpretation of, or the existence or extent of a breach with respect to, any provision contained in this Agreement (but exclusive of ARTICLES IV and V and SECTIONS 7.3, 7.4, 7.15 and 7.18 of this Agreement), or if the Parties shall be unable to agree as to the determination of any accounting matter or other computation expressly contemplated by this Agreement (all such disputes and failures to agree, the "ARBITRABLE DISPUTES"), then either Party may request, by giving written notice to the other Party, that the President (or other senior executive officer) of Polaris and TCFC (the "CEO'S") confer within five business days regarding the Arbitrable Dispute. The CEO's shall confer in good faith and use all reasonable efforts to resolve the Arbitrable Dispute.

     (b) If the CEO's do not resolve the Arbitrable Dispute within five business days after the Arbitrable Dispute has been submitted to them, then the Arbitrable Dispute shall be submitted to arbitration in accordance with the procedures set forth below in this ARTICLE VI.

     (c) A panel of three arbitrators (the "PANEL") will be formed no later than ten days after the failure of the CEO's to resolve the Arbitrable Dispute. Each Party will request an accounting firm of its choice to select an arbitrator, which arbitrator may be (but need not be) a member of such accounting firm. The two arbitrators then will choose a third arbitrator who shall not be affiliated in any manner with the Parties. All of the arbitrators shall be generally familiar with the floorplan financing industry.

     (d) Except as otherwise provided herein, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The Panel shall allow such discovery, submissions and hearings as it determines to be appropriate, giving consideration to the Parties' mutual desire for an efficient resolution of the Arbitrable Dispute. After conducting such hearings and reviewing the submissions of the Parties, the Panel shall make its decision with respect to the Arbitrable Dispute. Such decision shall be made within ten days of the formation of the Panel or as soon as practicable thereafter, but in no event later than twenty days after the formation of the Panel. The Panel shall have the authority to award relief under legal or equitable principles and to allocate responsibility for the costs of the arbitration and to award recovery of reasonable attorney's fees and expenses in such manner as is determined to be appropriate. A full and complete record and transcript of the arbitration proceeding shall be maintained. The decision of the Panel shall be in writing accompanied concurrently by a written summary of its conclusions as well as the reasons for its conclusions.

     (e) Each Party shall have five business days to object to the Panel's decision, or any part thereof, by written submission made to the Panel and, if deemed appropriate by the Panel, in a hearing. After such objection, the Panel shall have three business days to reconsider and modify the decision, which modification, if any, shall be explained in writing. Thereafter, the decision of the Panel shall be final, binding and nonappealable with respect to the Parties and all other persons or entities, including persons or entities which have failed or refused to participate in the arbitration process and shall be reviewable only to the extent provided by law.

     (f) The initiation of the dispute resolution procedures in this ARTICLE VI shall not excuse either Party, or any of their respective affiliates, from performing its obligations hereunder or under any of the other Definitive Agreements or in connection with the transactions contemplated hereby. While the dispute procedure is pending, the Parties and their respective affiliates shall continue to perform in good faith their respective obligations hereunder and under the other Definitive Agreements, subject to any rights to terminate this Agreement or the other Definitive Agreements that may be available to the Parties or their respective affiliates.

     (g) The provisions of this ARTICLE VII shall be the exclusive remedy of the Parties for all Arbitrable Disputes. The terms of this ARTICLE VI, including this PARAGRAPH (G), shall be without prejudice to the rights of each Party to obtain recovery from, or to seek recourse against, the other Party (or otherwise), in such manner as such Party may elect (but subject to SECTION 7.4 hereof), for all claims, damages, losses, costs and matters other than those related to Arbitrable Disputes.


                                   ARTICLE VII

                                     GENERAL

     7.1 ADDITIONAL DOCUMENTS AND ACTS; FURTHER ASSURANCES. In connection with this Agreement as well as all transactions contemplated by this Agreement, each Party agrees to use all reasonable efforts to execute and deliver such additional documents and instruments, and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions. All approvals of either Party hereunder shall be in writing.

     7.2 NOTICES. All notices, documents, written deliveries and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered in person, (ii) one business day after deposit with a nationally recognized overnight courier service, (iii) five business days after being deposited in the United States mail, postage prepaid, first class, registered or certified mail, or (iv) the business day on which sent and received by facsimile as follows:

          To:  Polaris

               c/o  Polaris Industries Inc.
                    1225 Highway 169 North
                    Minneapolis, Minnesota  55441
                    Attention:  John H. Grunewald
                    Facsimile Number:  612-542-0595

               With a copy to:

                    Kaplan, Strangis and Kaplan, P.A.
                    5500 Norwest Center
                    90 South Seventh Street
                    Minneapolis, Minnesota  55402
                    Attention:  James C. Melville
                    Facsimile Number:  612-375-1143

          To:  TCFC

               c/o  Transamerica Commercial Finance Corporation
                    2 Continental Towers
                    1701 Golf Road
                    Suite 500
                    Rolling Meadows, Illinois 60008
                    Attention: Vice President, Operations
                    Facsimile Number:  847-734-7451

               With a copy to:

                    General Counsel
                    Transamerica Commercial Finance Corporation
                    2 Continental Towers
                    1701 Golf Road
                    Suite 500
                    Rolling Meadows, Illinois 60008
                    Facsimile Number:  847-734-7455

     7.3 GOVERNING LAWS; JURISDICTION. This Agreement shall be governed by, and construed and enforced under, the laws of the State of Illinois without regard to conflict of law principles. Subject to ARTICLE VI hereof and without prejudice to the rights of either Party to bring an action before any court having jurisdiction, Polaris and TCFC each agrees that any litigation between them or any of their respective affiliates arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement or the other Definitive Agreements, and whether arising in contract, tort, equity or otherwise, may be resolved by state or federal courts located in Chicago, Illinois.

     7.4  WAIVER OF JURY TRIAL.     Without prejudice to the provisions of
ARTICLE VI hereof, Polaris and TCFC each waives, for itself and for any of its affiliates, any right to have a jury participate in resolving any litigation, whether sounding in contract, tort, equity or otherwise, between Polaris or TCFC or any of their respective affiliates arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement or the other Definitive Agreements. Polaris and TCFC each agrees that any litigation will be resolved in a bench trial without a jury.

     7.5 ENTIRE AGREEMENT. This Agreement, together with the other Definitive Agreements, contains all of the understandings and agreements of whatsoever kind and nature existing between the Parties hereto and their respective affiliates with respect to this Agreement and the other Definitive Agreements, the subject matter hereof and of the other Definitive Agreements, and the rights, interests, understandings, agreements and obligations of the Parties and their respective affiliates pertaining to the subject matter thereof and the Partnership, and supersedes any previous agreements between the Parties and their respective affiliates.

     7.6 WAIVER. No consent or waiver, expressed or implied, by either Party or any of their respective affiliates to or of any breach or default by the other Party or any of its affiliates in the performance by the other Party or any of its affiliates of its obligations under this Agreement and the other Definitive Agreements to which it is a party shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by that Party or any of its affiliates of the same or any other obligations of that Party or its affiliates. Failure on the part of either Party or its affiliates to complain of any act or failure to act on the part of the other Party or its affiliates or to declare the other Party or its affiliates in default, irrespective of how long the failure continues, shall not constitute a waiver by that Party or its affiliates of its rights under this Agreement or the other Definitive Agreements.

     7.7 SEVERABILITY. If any provision of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of the provisions to other persons or circumstances shall not be affected thereby, and this Agreement shall be enforced to the greatest extent permitted by law.

     7.8 EXPENSES INCURRED IN THE FORMATION OF THE PARTNERSHIP. All disbursements for (i) qualification to do business and fictitious name filings contemplated by SECTION 1.7, (ii) repossession insurance, related inventory insurance and single interest insurance contemplated by Section 1.8(b), and
(iii) preparation of the Business Plan contemplated by SECTION 3.1 that are incurred by the Parties in connection with the formation of the Partnership shall be charged by the Parties to the Partnership. All other fees, charges and expenses incurred by the Parties in connection with the formation of the Partnership and the transactions contemplated hereby (including all related legal fees) shall be borne by the Party incurring them. If the Closing shall not occur within the time periods set forth in SECTION 3.6, the disbursements described in the first sentence of this SECTION 7.8 shall be aggregated and assessed one-half to Polaris and one-half to TCFC, and all other disbursements and expenses shall be borne by the Party incurring them.

     7.9 BINDING AGREEMENT, ASSIGNMENTS. This Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither Party hereto shall be permitted to assign its rights and obligations hereunder without the prior written consent of the other Party. Whenever a reference to any party or Party is made in this Agreement, such reference shall be deemed to include a reference to the successors and permitted assigns of that party or Party.

     7.10 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole and exclusive benefit of the Parties, and it shall not be deemed to be for the direct or indirect benefit of the customers of either Party (or any of its affiliates) or any other person.

     7.11 DISCLAIMER OF AGENCY. This Agreement shall not constitute either Party (or any of its affiliates) as a legal representative or agent of the other Party (or any of its affiliates), nor shall a Party (nor any of its affiliates) have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against or in the name or on behalf of the other Party (or any of its affiliates) or the Partnership, unless otherwise expressly permitted by such Party, and except as expressly provided in any of the Definitive Agreements.

     7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     7.13 HEADINGS. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

     7.14 AMENDMENTS. This Agreement may be amended at any time and from time to time, but any amendment must be in writing and signed by the Parties and by each other person who is then a Partner.

     7.15 PUBLICITY. Neither Polaris nor TCFC nor any of their respective affiliates shall make any public announcement or other disclosure to the press or public regarding this Agreement or the Partnership or any matter related hereto or thereto, unless Polaris and TCFC mutually agree to make an announcement in a form that both Parties have approved. Notwithstanding the foregoing, to the extent a Party (or its affiliate) is required by law or the rules of a national securities exchange applicable to such Party (or such affiliate) to make a public announcement regarding this Agreement or the Partnership or any matter related hereto or thereto, then such Party (or such affiliate) may make a public announcement in order for such Party (or such affiliate) to duly comply with such law or rule, provided that such Party (or such affiliate) gives notice to the other Party of such public announcement promptly upon such Party (or such affiliate) becoming aware of its need to comply with such law or rule, but, in any event, not later than the time the public announcement is to be made.

     7.16 OTHER BUSINESS. During the continuance of the Partnership, each Party, and each Party's affiliates, may continue to operate its business in the usual course. Each Party, and each Party's affiliates (exclusive of Polaris Acceptance), may, at any time and from time to time, engage in and pursue other business ventures. Without limiting the scope of the foregoing, each of TCFC, TJV, Polaris, Polaris Industries and PAI may pursue other business opportunities (including, without limitation, joint ventures) with no obligation to refer business or offer opportunities to the Partnership or to each other, except as otherwise expressly provided in SECTIONS 1.10 and 7.17 of this Agreement and
Section 12.15 of the Partnership Agreement.

     7.17 EXCLUSIVITY. Polaris covenants and agrees with TCFC that, during the term of the Partnership (and during the term of the exclusive financing arrangement described in Section 8.14 of the Partnership Agreement, if applicable), it will not, and it will not permit Polaris Industries or any affiliate of Polaris or Polaris Industries to, enter into, consummate, or otherwise arrange for any joint venture, business combination, contractual arrangement, partnership, or other legal or business relationship with any other person or entity for the purpose (whether exclusive, primary or otherwise) of operating, during any period prior to the termination of this Agreement and the dissolution of the Partnership, a domestic inventory finance business to support the business of Polaris Industries or any of its affiliates (other than with respect to Excluded Products) or otherwise providing, during any period prior to the termination of this Agreement and the dissolution of the Partnership, inventory financing (including, without limitation, floor plan financing) to some or all of the domestic dealers and distributors of Polaris Industries or any of its affiliates for Polaris Products (other than Excluded Products). Polaris acknowledges and agrees that its agreement set forth in this SECTION 7.17 is a material inducement for TCFC to enter into, and continue performing under, this Agreement.

     7.18 TECHNOLOGY. Any processes, techniques, hardware, software, copyrights, patents, practices or other intellectual property which are owned or used by either Party (or, in the case of Polaris, Polaris Industries or PAI or, in the case of TCFC, TJV), and used by such Party (or Polaris Industries or PAI, or TJV, as appropriate) in the performance of its obligations under this Agreement, the Partnership Agreement or the other Definitive Agreements and which are proprietary to such Party (or Polaris Industries or PAI, or TJV, as appropriate) (collectively, the "TECHNOLOGY"), shall be and at all times shall remain the property of such Party (or Polaris Industries or PAI, or TJV, as appropriate), and the Partnership shall not have any interest in such Technology, EXCEPT to the extent expressly provided to the contrary in one or more of the Definitive Agreements, and EXCEPT that in connection with either (i) the purchase or other assumption by PAI or any of its affiliates of the entire partnership interest of TJV in the Partnership pursuant to the terms of the Partnership Agreement, or (ii) any dissolution of the Partnership other than a dissolution pursuant to Sections 8.2 (with respect to PAI or any of its affiliates) or 8.4 (with respect to PAI or any of its affiliates) or 8.14 of the Partnership Agreement, TJV and TCFC shall be deemed to have automatically granted to the Partnership and PAI a perpetual, royalty-free, non-exclusive license to use all such Technology owned or used by TJV or TCFC (but exclusive of Technology consisting of System Technology) in connection with the conduct of the business of the Partnership, PROVIDED that such license shall extend to Technology owned or used by TJV or TCFC only to the extent that TJV or TCFC is the owner of such Technology or (with respect to all such Technology not owned by TJV or TCFC) has the legal right to grant to the Partnership and PAI such a license. To the extent that

TJV or TCFC has the legal right to permit an assignment of such license by the Partnership or PAI, such license shall be assignable by each of the Partnership and PAI to Polaris or any affiliate of Polaris in the sole discretion of the Partnership or PAI, as appropriate. For purposes hereof, "SYSTEM TECHNOLOGY" shall mean the hardware and software (including, without limitation, the operating system software, the source code and the machine code, and including software owned by TCFC and its affiliates and third party licensed software used in connection with the System Technology or the services provided under the TCFC Services Agreement) used by TCFC and its affiliates to provide the services under the TCFC Services Agreement (which software may be identified by TCFC as being confidential or subject to a copyright pursuant to a notice to such effect disclosed when accessing TCFC's computer system), together with all written manuals and other documentation for system use (which are internally written or produced by TCFC or an affiliate or licensed to TCFC or an affiliate), diagnostic processes, security procedures, file arrays, database systems, processing procedures, program logic, data manipulation formats and data manipulation and processing routines (including, but not limited to, (a) internal programming processing logic, (b) software logic, software formatting and software sequencing for (i) invoice purchasing,
(ii) cash application, (iii) invoice purchase approval, (iv) the development and use of rates and terms, (v) credit underwriting, (vi) portfolio control, and
(vii) floorcheck collateral verifications, and (c) third-party licensed products, but excluding system generated reports, forms of billing statements, forms of transaction statements and any information not subject to copyright (provided such information is not otherwise proprietary to TCFC or its affiliates) or which is not otherwise proprietary to TCFC or its affiliates) related to such hardware and software, as such may be modified, expanded or superseded from time to time. Except as expressly described in this SECTION 7.18, under no circumstances shall a Party or any of its affiliates have any interest in the Technology of the other

Party and its affiliates by virtue of this Agreement or as a result of the formation and operation of the Partnership.

     Any Technology developed in connection with the operation of the Partnership, which relates to services provided by TCFC or PAI, respectively, shall be deemed to be the property of TCFC or PAI, respectively, and such Technology shall not be deemed property of the Partnership; PROVIDED, HOWEVER, that if such Technology is developed for use with the Partnership at the request of the Partnership, or if substantially all of the cost of developing such Technology is paid by the Partnership, then (subject to the last sentence of this SECTION 7.18) TCFC or PAI, as appropriate, shall permit the Partnership to replicate for its own use such Technology, and such replicated Technology shall be deemed to be property of the Partnership, and the Partnership shall have an independent, perpetual, non-exclusive right to use such replicated Technology. Notwithstanding the foregoing, the Partnership shall be permitted to replicate the Technology only to the extent that TCFC or PAI, as appropriate, is the owner of such Technology or (with respect to all such Technology not owned by TCFC or PAI, as appropriate), has the legal right to permit the Partnership to replicate such Technology.

     7.19 TRADENAMES. Subject to the terms of the License Agreement, neither Party shall obtain any rights in any tradename of the other Party or any of its affiliates by virtue of this Agreement or as a result of the formation and operation of the Partnership. Upon dissolution of the Partnership, PAI shall succeed to the name "Polaris Acceptance" and neither TCFC nor TJV shall have any rights thereto, except that TCFC shall continue to be able to use the name "Polaris Acceptance" in connection with the liquidation of the PA Run-off Accounts (as defined in the TCFC Services Agreement), and except that TCFC shall continue to be able to use the name "Polaris Acceptance" to the extent provided in Section 8.14 of the Partnership Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of, and is effective as of, the date first set forth above.


                                       POLARIS INDUSTRIES INC.


                                       By:
                                           ------------------------------------

                                       Name:
                                             ----------------------------------

                                       Title:
                                              ---------------------------------



                                       TRANSAMERICA COMMERCIAL FINANCE
                                       CORPORATION


                                       By:
                                           ------------------------------------
                                       Name: Steve Toeniskoetter
                                       Title: Vice-President